Exhibit 99.1

BIO-key Announces 1150% Year-Over-Year Revenue
Growth; Reduces Sequential Quarterly Loss From 9 Cents to 6 Cents

Projects More Than 30% Revenue Growth For Second Quarter

Wall, N.J. – May 16, 2005 – BIO-key International Inc. (OTC Bulletin Board: BKYI), a leader in finger-based biometric identification and wireless public safety solutions, today reported revenues for the first quarter ended March 31, 2005 were $3.9 million an increase of 1150 per cent from the $312,000 reported in the same period in 2004. Net loss for the quarter was $2.7 million, or $0.06 per share on a basic and fully diluted basis as compared to a net loss in the comparable 2004 period of $912,000 or $0.04 per share and $0.09 per share in the most recent quarter ended December 31,2004.

Mike DePasquale, BIO-key Chief Executive Officer said, “We are pleased with the strong revenue results we achieved in the traditionally slow first quarter. Our improved bottom-line results also reflect aggressive cost management – reducing expenses by nearly one million dollars or 14% over the previous quarter. As we look to the current quarter, we are encouraged as we see certain market inflection points combined with the impact of the continued maturation of our newly hired sales and marketing resources. As a result, we expect second quarter revenues to grow sequentially by 30% and achieve positive EBITDA by the third quarter.”

BIO-key has engaged an investment banker with a view towards raising additional financing for working capital purposes to supplement the company’s nearly $7 million in unbilled receivables to provide the Company with maximum flexibility to support its growth plans.

Selected highlights from the first quarter include:

•                  Selected by the Springfield, Missouri Police Department for a multi-jurisdictional mobile automation system

•                  Awarded contract for a combined mobile solution for police and fire departments of Blackstone, Massachusetts

•                  Lewiston, Maine selected PacketCluster Rescue™ for their fire and police departments

•                  Lucas County, Ohio a provider of data communications and IT services to departments within the County, purchased upgrades for their mobile infrastructure

•                  Announced a joint marketing relationship with identiMetrics to bring biometric fingerprint identification technology to a Philadelphia private school

•                  Announced strategic relationship with Cingular for projects at Boston’s Logan Airport and Massachusetts State Police

•                  Awarded contract by St. Paul Minnesota Police Department for mobile software and services

•                  Awards by Southborough, MA Police Department; Callaway, County, MO; Caddo Parish, LA; Greene County, MO; Chino Valley, CA Fire Department; Brown County, MO; Davie County FL; York County, PA; Newark CA;

•                  Participated in the leading security industry event, 2005 RSA Conference in San Francisco

•                  Participated in the NYC Analyst Conference and the Janney Montgomery Scott Biometric Technology Industry Forum

•                  Oracle and former HP Vice Presidents joined BIO-key Board, joining executives from Unisys and security industry veterans

After the close of the quarter, BIO-key announced several seminal events that the Company believes have the potential to strategically position the company for long-term sustainable growth and profitability:

•                  Formed a joint venture called IdentiPHI, to provide comprehensive, modular security solutions to manage user authentications in a wide variety of customer applications, like electronic access control for laptops and PC’s. IdentiPHI is a consortium with Key Ovation, a manufacturer of security computer hardware peripherals; ProtoCom, an award-winning leader in the development of innovative network middleware security solutions; and BIO-key’s Vector Segment Technology (VST) finger biometric, recognized for its unparallel accuracy and high-speed for one-to-many finger identification.

•                  Selection by The Government of Indonesia’s Ministry Of Home Affairs for its national Population Registration System. When fully implemented, it is expected that more than 230 million individuals will be enrolled in the system, making it by far the largest fingerprint database in the world. The system will allow for very fast processing and authentication to guard against fraudulent duplicate enrollments as a prerequisite to issuing a National Identification Card. The device interoperable will also enable investigation and identification capability for civil and criminal applications.

•                  Awarded a patent for BIO-key’s award-winning leadership Vector Segment fingerprint technology (VST) or “Image Identification System” for core biometric analysis and identification technology. The patent protects 39 claims for BIO-key’s biometric identification intellectual property in the areas of image analysis, data extraction, and indexing. These technologies are core essentials in BIO-key’s ability to perform what is known as single factor “one to many identification”. This patent outlines a new and innovative methodology of characteristic rankings to optimize the search process as well as detailing novel approaches of indexing for identification, making real time large scale matching practically and economically deployable.

•                  Announced VirtualCOP™, a powerful mobile data server product suite that delivers critical information on any hardware, computer or handheld device across any communications infrastructure. For BIO-key’s more than 2500 public safety customers VirtualCOP unifies and integrates PocketCOP™ and PacketCluster™ product families into a single solution, protecting customers’ legacy investment and providing them with a seamless cost-effective way to extend mobile data beyond vehicle laptops to personal handheld devices. For prospective customers, VirtualCOP ushers in a new generation of mobile capabilities.

DePasquale concluded, “We remain convinced with the large market size and opportunities for biometrics and mobile information solutions and we are seeing the market increasingly moving to adoption. We are building a quality business, brick-by-brick, pursuing short term tactical revenue opportunities, investing in strategic large upside projects that will drive the market, all the while managing our costs and optimizing our efforts in commercial and government markets. We are excited and confident; and we believe we are poised for a very successful 2005.”

About BIO-key

BIO-key develops and delivers advanced identification solutions and information services to law enforcement departments, public safety agencies, government and private sector customers.  BIO-key’s mobile wireless technology provides first responders with critical, reliable, real-time data and images from local, state and national databases.  BIO-key’s high-performance, scalable, cost-effective and easy-to-deploy biometric finger identification technology accurately identifies and authenticates users of wireless and enterprise data to improve security, convenience and privacy and to reduce identity theft.  Over 2,500 police, fire and emergency services departments in North America use BIO-key solutions, making BIO-key the leading supplier of mobile and wireless solutions for public safety worldwide.  (http://www.bio-key.com)

BIO-key Safe Harbor Statement

This news release contains forward-looking statements that are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements.  The words “estimate,” “project,” “intends,” “expects,” “believes” and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995.  For a more complete description of these and other risk factors that may affect the future performance of BIO-key International, see “Risk Factors” in the Company’s Annual Report on Form 10-KSB and its other filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

For more information contact:

Julie Garand

508-460-4036

Julie.garand@bio-key.com

© Copyright 2005 by BIO-key International, Inc